================================================================================



                                U.S. $12,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                  by and among


                            BADGER PAPER MILLS, INC.,

              BADGER PAPER MILLS FLEXIBLE PACKAGING DIVISION, INC.
                       (formerly known as PLASTECHS, INC.)


                                       and


                          HARRIS TRUST AND SAVINGS BANK
                            individually and as Agent




                                       and


                   THE FROM TIME TO TIME LENDERS PARTY HERETO




                          Dated as of January 29, 1999




================================================================================

                                TABLE OF CONTENTS

SECTION                              HEADING                                PAGE

SECTION 1.            THE CREDIT...............................................1

       Section 1.1.   Revolving Credit.........................................1
       Section 1.2.   The Loans................................................2
       Section 1.3.   Manner of Borrowing Loans................................2

SECTION 2.            INTEREST.................................................3

       Section 2.1.   Options..................................................3
       Section 2.2.   Domestic Rate Portion....................................3
       Section 2.3.   LIBOR Portions...........................................3
       Section 2.4.   Manner of Rate Selection.................................4
       Section 2.5.   Change of Law............................................4
       Section 2.6.   Unavailability of Deposits or Inability to
                          Ascertain the Adjusted LIBOR Rate....................5
       Section 2.7.   Taxes and Increased Costs................................5
       Section 2.8.   Funding Indemnity........................................6
       Section 2.9.   Lending Branch...........................................6
       Section 2.10.  Discretion of Lenders as to Manner of Funding............6
       Section 2.11.  Computation of Interest..................................7
       Section 2.12.  Capital Adequacy.........................................7

SECTION 3.            FEES, PAYMENTS, REDUCTIONS, APPLICATIONS
                          AND NOTATIONS........................................7

       Section 3.1.   Commitment Fee...........................................7
       Section 3.2.   Voluntary Prepayments....................................7
       Section 3.3.   Voluntary Terminations...................................7
       Section 3.4.   Place and Application....................................8
       Section 3.5.   Notations and Requests...................................9

SECTION 4.            THE COLLATERAL...........................................9

       Section 4.1.   Collateral...............................................9
       Section 4.2.   Reaffirmation of Collateral Documents...................10

SECTION 5.            REPRESENTATIONS AND WARRANTIES..........................10

       Section 5.1.   Organization, Power and Compliance......................10
       Section 5.2.   Subsidiaries............................................11
       Section 5.3.   Good Title..............................................11
       Section 5.4.   Regulation U............................................11
       Section 5.5.   Financial Reports.......................................11
       Section 5.6.   Litigation and Taxes....................................12
       Section 5.7.   Affiliates..............................................12

       Section 5.8.   ERISA...................................................12
       Section 5.9.   Not an Investment Company...............................12
       Section 5.10.  Compliance with Environmental Laws......................12
       Section 5.11.  Reliance................................................14

SECTION 6.            CONDITIONS PRECEDENT....................................14

       Section 6.1.   All Advances............................................14
       Section 6.2.   Initial Advance.........................................15

SECTION 7.            COVENANTS...............................................16

       Section 7.1.   Maintenance of Business and Compliance with Laws........16
       Section 7.2.   Maintenance of Property.................................16
       Section 7.3.   Taxes...................................................17
       Section 7.4.   Insurance...............................................17
       Section 7.5.   Financial Reports.......................................17
       Section 7.6.   Fixed Charge Coverage Ratio.............................18
       Section 7.7.   Consolidated Tangible Net Worth.........................19
       Section 7.8.   Leverage................................................19
       Section 7.9.   Year 2000 Assessment....................................19
       Section 7.10.  Liens...................................................19
       Section 7.11.  Indebtedness............................................20
       Section 7.12.  Capital Expenditures....................................21
       Section 7.13.  Acquisitions, Investments, Loans, Advances
                          and Guaranties......................................21
       Section 7.14.  Dividends and Certain Other Restricted Payments.........21
       Section 7.15.  Mergers, Consolidations, Leases and Sales...............22
       Section 7.16.  Environmental Laws......................................22
       Section 7.17.  Disclosure of Environmental Matters.....................22
       Section 7.18.  Maintenance of Subsidiaries.............................23
       Section 7.19.  Formation of Subsidiaries...............................23
       Section 7.20.  ERISA...................................................23
       Section 7.21.  Change in Fiscal Year...................................23
       Section 7.22.  Change in the Nature of Business........................23
       Section 7.23.  Use of Loan Proceeds....................................24

SECTION 8.            EVENTS OF DEFAULT AND REMEDIES..........................24


SECTION 9.            THE GUARANTEES..........................................26

       Section 9.1.   The Guarantees..........................................26
       Section 9.2.   Guarantee Unconditional.................................26
       Section 9.3.   Discharge Only Upon Payment in Full;
                          Reinstatement in Certain Circumstances..............27
       Section 9.4.   Subrogation.............................................27
       Section 9.5.   Waivers.................................................27
       Section 9.6.   Stay of Acceleration....................................28

SECTION 10.           DEFINITIONS.............................................28


SECTION 11.           THE AGENT...............................................35

       Section 11.1.  Appointment and Authorization...........................35
       Section 11.2.  Rights as a Lender......................................35
       Section 11.3.  Standard of Care........................................36
       Section 11.4.  Costs and Expenses......................................36
       Section 11.5.  Indemnity...............................................37

SECTION 12.           MISCELLANEOUS...........................................37

       Section 12.1.  Payments Free of Withholding............................37
       Section 12.2.  Holidays................................................37
       Section 12.3.  No Waiver, Cumulative Remedies..........................38
       Section 12.4.  Waivers, Modifications and Amendments...................38
       Section 12.5.  Costs and Expenses......................................38
       Section 12.6.  Documentary Taxes.......................................38
       Section 12.7.  Survival of Representations, Indemnities and
                          Agent Provisions....................................39
       Section 12.8.  Construction............................................39
       Section 12.9.  Accounting Principles...................................39
       Section 12.10. Addresses for Notices...................................39
       Section 12.11. Headings................................................40
       Section 12.12. Severability of Provisions..............................40
       Section 12.13. Counterparts............................................40
       Section 12.14. Binding Nature and Governing Law........................40
       Section 12.15. Entire Understanding....................................40
       Section 12.16. Sharing of Set-Off and Information......................40
       Section 12.17. Participations..........................................41
       Section 12.18. Assignment of Commitments by Lenders....................41
       Section 12.19. Set Off.................................................41
       Section 12.20. Terms of Collateral Documents not Superseded............41
       Section 12.21. PERSONAL JURISDICTION...................................41
       SECTION 12.22. WAIVER OF JURY TRIAL....................................42
       SECTION 12.23. ADVICE OF COUNSEL.......................................42

Signature Page................................................................43

EXHIBIT A - Revolving Credit Note
EXHIBIT B - The Subsidiaries
EXHIBIT C - Form of Opinion
EXHIBIT D - Compliance Certificate
EXHIBIT E - Existing Investments
EXHIBIT F - Litigation and Governmental Proceedings

                      AMENDED AND RESTATED CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

The from time to time lenders party hereto

Ladies and Gentlemen:

         The undersigned, Badger Paper Mills, Inc., a Wisconsin corporation ("Badger"), and Badger Paper Mills Flexible Packaging Division, Inc., a
Wisconsin corporation (formerly known as PlasTechs, Inc., a Wisconsin corporation) ("PlasTechs") (collectively Badger and PlasTechs are hereinafter sometimes referred to as the "Borrowers" and individually each is sometimes referred to as a "Borrower"), refer to that certain Credit Agreement dated as of June 30, 1993, as amended and currently in effect among the Borrowers, NEW Riverview Holdings, Inc, Harris Trust and Savings Bank, as agent, and the lenders party thereto (the "Original Credit Agreement"). The Borrowers hereby request that certain amendments be made to the Original Credit Agreement and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Amended and Restated Credit Agreement amends and replaces in its entirety the Original Credit Agreement, and from the Effective Date all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Credit Agreement. This Amended and Restated Credit Agreement shall become effective as of January 29, 1999 (the "Effective Date"), and supersedes all provisions of the Original Credit Agreement as of such date, upon the execution of this Amended and Restated Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in Section 6.2 hereof. Harris Trust and Savings Bank in its individual capacity is referred to herein as "Harris", and in its capacity as agent for the Banks hereunder is hereinafter referred to as the "Agent."



SECTION 1. THE CREDIT.

       Section 1.1. Revolving Credit. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a revolving credit (the "Revolving Credit") to the Borrowers in the amount of its commitment to extend the Revolving Credit set forth on the applicable signature page hereof (its "Commitment" and cumulatively for all the Lenders, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. Such Revolving Credit may be availed of by the Borrowers in their discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Borrowers in the form of Loans, all as more fully hereinafter set forth; provided, however, that the aggregate amount of Loans available to all the Borrowers outstanding at any one time shall not at any time exceed the Commitments. The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Commitment.

       Section 1.2. The Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans
(individually a "Loan" and collectively the "Loans"). Each Loan which constitutes part of the Domestic Rate Position shall be in the amount of $100,000 or such greater amount which is a multiple of $100,000 and each Loan which constitutes part of a LIBOR Portion shall be in the amount of $1,000,000 or such greater amount which is a multiple of $100,000. Each Loan shall be made pro rata by the Lenders in accordance with the amounts of their Commitments. All Loans made to a Borrower by a Lender shall be evidenced by a Note of such Borrower (individually a "Note" and collectively the "Notes") payable to the order of such Lender in the amount of its Commitment, each Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Without regard to the face principal amount of each Note, the actual principal amount at any time outstanding and owing by such Borrower on account thereof during the period ending on the Termination Date shall be the sum of all advances then or theretofore made thereon less all payments actually received thereon during the same period.

         Section 1.3. Manner of Borrowing Loans. (a) The relevant Borrower shall give the Agent notice (which may be written or oral, but if oral, promptly confirmed in writing) by 12:00 Noon Chicago time on any Business Day of each request that any Loan be made to such Borrower under the Commitments specifying the amount of each such Loan, and the Agent shall notify (which may be written or oral, but if oral, promptly confirmed in writing) each Lender of its receipt of each such notice and the contents thereof no later than 2:00 p.m. Chicago time on the Business Day any Loan constituting part of the Domestic Rate Portion is to be made and by 2:00 p.m. Chicago time on the Business Day it receives such a request for any Loan constituting a part of a LIBOR Portion. Each Loan from each Lender shall initially constitute part of a Domestic Rate Portion except to the extent the relevant Borrower has otherwise timely elected otherwise as provided in Section 2 hereof. Not later than 3:00 p.m. Chicago time on the date specified for any Loan to be made by a Lender hereunder, such Lender shall make the proceeds of its Loan available to the Agent in Chicago in immediately available funds. Subject to all of the terms and conditions hereof, the proceeds of each Loan shall be made available to the relevant Borrower at the office of the Agent in Chicago upon receipt by the Agent from each Lender of its pro rata share of such Loan. The Agent shall give prompt telephonic or telecopy notice to the Borrower and each Lender by like means of the interest rate applicable to each Eurodollar Loan (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

       (b) Unless the Agent shall have been notified by a Lender prior to 3:00 p.m. Chicago time on the date a Loan is to be made hereunder that such Lender does not intend to make its pro rata share of such Loan available to the Agent, the Agent may assume that such Lender has made such share available to the Agent on such date and the Agent may in reliance upon such assumption make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the relevant Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the relevant Borrower and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day).

SECTION 2. INTEREST.

       Section 2.1. Options.  Subject to all of the terms and conditions of this
Section 2.1, portions of the principal indebtedness evidenced by the Notes ("Portions") may, at the option of the relevant Borrower, bear interest with reference to the Domestic Rate (the "Domestic Rate Portion") or with reference to the Adjusted LIBOR Rate ("LIBOR Portions"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by the Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Notes which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, there shall not be more than four LIBOR Portions applicable to the Revolving Credit at any one time and each Lender shall have a ratable interest in each Portion. The Borrowers promise to pay interest on each Portion at the rates and times specified in this Section 2.

       Section 2.2. Domestic Rate Portion. The Domestic Rate Portion shall bear interest (which the Borrowers promise to pay at the times herein provided) at the rate per annum equal to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Borrowers promise to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum determined by adding 4% to the Domestic Rate as in effect from time to time. Interest on the Domestic Rate Portions shall be payable monthly on the first day of each calendar month in each year and at maturity of the Notes and interest after maturity shall be due and payable upon demand.

       Section 2.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Borrowers promise to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum equal to the sum of the Adjusted LIBOR Rate for such Interest Period plus the Eurodollar Margin, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Borrowers promise to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 4% to the interest rate otherwise applicable thereto and effective at the end of such Interest Period, and such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity shall be due and payable upon demand. The relevant Borrower shall notify the Agent on or before 12:00 noon Chicago time on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the relevant Borrower shall notify the Agent of the new Interest Period selected therefor, and in the event the relevant Borrower shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall notify each Lender of each notice received from a Borrower pursuant to the foregoing provisions no later than 2:00 p.m. Chicago time. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. Each LIBOR Portion shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000.

       Section 2.4. Manner of Rate Selection. The relevant Borrower shall notify the Agent by 12:00 Noon Chicago time at least three Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Agent shall advise each Lender of each such notice by 2:00 p.m. Chicago time on the same Business Day it receives such notice. If any request is made to convert a LIBOR Portion into the Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Agent reasonably believes to be a person authorized to act on behalf of such Borrower hereunder, the Borrowers hereby indemnifying the Agent and the Lenders from any liability or loss ensuing from so acting.

       Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time a Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain LIBOR Portions, it shall promptly so notify the Agent (which shall in turn promptly notify the Borrowers and the other Lenders) and the obligation of such Lender to create, continue or maintain any LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain LIBOR Portions. The Borrowers on demand, shall, if the continued maintenance of a LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the LIBOR Portions, together with all interest accrued thereon and all other amounts payable to the affected Lenders with respect thereto under this Agreement, provided, however, that the Borrowers may instead elect to convert the principal amount of the affected LIBOR Portion into the Domestic Rate Portion, subject to the terms and conditions of this Agreement. If the Lender or Lenders affected by a change in law or regulation can avoid the effect of such change by changing its lending or funding branch it shall do so, provided that the same can be accomplished without disadvantage to it.

       Section 2.6. Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes, if prior to the commencement of any Interest Period, the Lenders shall determine that United States dollar deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lenders in the offshore interbank market after reasonable effort to determine whether such deposits are so available, the Agent shall promptly give notice thereof to the Borrowers and each other Lender and the obligations of the Lenders to create, continue or effect by conversion any LIBOR Portion in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period selected by a Borrower shall again be readily available in the offshore interbank market.

       Section 2.7. Taxes and Increased Costs. With respect to the LIBOR Portions, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the Portions contemplated by this Agreement (whether or not having the force of law) shall:

              (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the Adjusted LIBOR Rate;

              (ii) subject such Lender, the LIBOR Portions or a Note to the extent it evidences such Portions, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

              (iii) change the basis of taxation of payments of principal and interest due from the Borrowers to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender); or

                  (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any

LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay on demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein and such certificate shall be deemed prima facie correct. If a Lender can avoid the effect of any such change by changing its lending or funding branch, it shall do so provided that it will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

       Section 2.8. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender), as a result of:

              (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of the Agreement; or

              (ii) any failure by any Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of such Lender, the relevant Borrower shall pay to the Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide the relevant Borrower with a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement and such certificate shall be deemed prima facie correct.

       Section 2.9. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its loans hereunder at the branches or offices specified on the signature pages hereof or at such other of its branches or offices as such Lender may from time to time elect.

       Section 2.10. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its share of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Sections 2.6, 2.7 and 2.8 hereof) shall be made as if each such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the offshore interbank market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

       Section 2.11. Computation of Interest. All interest on the Notes and unless otherwise stated herein, all fees, charges and commissions due hereunder, shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

       Section 2.12. Capital Adequacy. If any Lender shall determine that the adoption, after the date hereof, of any applicable law, rule, regulation, guideline or order regarding capital adequacy, or any change in any existing law, rule, regulation, guideline or order, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, guideline, order, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time as specified by such Lender the Borrowers shall pay such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this
Section 2.12 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be prima facie evidence thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

       Section 3.1. Commitment Fee. For the period from the date hereof to and including the Termination Date, the Borrowers shall pay to the Agent for the account of the Lenders a commitment fee at the rate of 1/2 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused amount of the Commitments hereunder. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing March 31, 1999) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to but not including the date of such termination in whole shall be paid on the date of such termination.

         Section 3.2. Voluntary Prepayments. The Borrowers shall have the privilege of prepaying the Notes in whole or in part (but if in part then in a minimum amount of $100,000 and in an amount such that the minimum amount required pursuant to Section 1.2 hereof remains outstanding) at any time upon one Business Day's prior notice to the Agent (such notices, if received subsequent to 12:00 Noon Chicago time on a given day, to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such prepayment prepays a
Note in full, accrued interest thereon to the date fixed for prepayment and (ii) any amount due the Lenders under Section 2.8 hereof.

       Section 3.3. Voluntary Terminations. The Borrowers shall have the privilege at any time, upon five (5) Business Days' prior written joint notice to the Agent (which shall promptly notify the Lenders) to ratably terminate the Commitments in whole or in part (but if in part then in a minimum amount of $1,000,000 or an integral multiple thereof). Not later than the termination date stated in such notice, there shall be made such payments to the Agent as may be necessary to reduce the sum of the aggregate outstanding principal amounts of the Notes to the amount to which the Commitments have been reduced, together with (x) any amount due under Section
2.8 hereof and (y) in the case of a termination in whole, all interest, fees and other amounts due on the Obligations. No termination of the Commitments may be reinstated.

       Section 3.4. Place and Application. All payments of principal, interest and fees shall be made to the Agent at its office 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 12:00 Noon Chicago time shall be deemed received as of the opening of business on the next Business Day. Badger hereby authorizes the Agent, if and to the extent any payment by any Borrower is not made when due under this Agreement or under any of the Notes, to charge from time to time against Badger's account number 182-080-2 with Harris Trust and Savings Bank any amount so due. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent ratably to the Lenders. Unless the relevant Borrower otherwise directs, payments shall be deemed first applied to the Domestic Rate Portion until payment in full thereof, with any balance applied to the applicable LIBOR Portions in the order in which their Interest Periods expire. Any amount prepaid on the Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. All payments (whether voluntary or required) shall be accompanied by any amount due the Lenders under Section 2.8 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.8 shall preclude a later demand by the Lenders for any amount due them under Section 2.8 in respect of such payment.

       Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

              (a) first, to the payment of any reasonable outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement, the Collateral Documents, and the Notes and in any event including all reasonable costs and expenses of a character which the Borrowers have agreed to pay under
       Section 11.4 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

              (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes or this Agreement other than for principal, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each; provided that any proceeds derived from the sale or other disposition of the (i) Oconto Falls Facility shall first be applied to reduce the indebtedness of the Oconto Falls Financing including the repayment to any draw on any letter of credit issued to support the Oconto Falls Financing, and (ii) Peshtigo Facility shall first be applied to reduce the indebtedness of the Peshtigo financing including the repayment of any draw on any letter of credit issued to support the Peshtigo Financing;

              (c) third, to the payment of the principal of the Notes, the aggregate amount paid to the Lenders to be allocated pro rata as among the Lenders in accord with the then respective aggregate unpaid principal balances of the Notes;

              (d) fourth, to the Agent and the Lenders ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrowers owing to each of them and secured by the Collateral Documents (other than those described in clause (e) below) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

              (e) fifth, to the Borrowers or whoever may be lawfully entitled thereto.

       Section 3.5. Notations and Requests. All advances made against the Notes, the status of all amounts evidenced by the Notes as constituting part of the Domestic Rate Portion or a LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon, the status of the borrowings evidenced thereby and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note, the Lender holding such Note shall endorse thereon the status of all amounts evidenced thereby as constituting part of the Domestic Rate Portion or LIBOR Portion and the rates of interest and the Interest Periods applicable thereto.

SECTION 4. THE COLLATERAL.

       Section 4.1. Collateral. The Notes and the other Obligations shall be secured by (i) valid and perfected first liens on all inventory, accounts receivable, general intangibles, instruments, machinery and equipment of Badger, PlasTechs and Peshtigo Power, (ii) the real property and fixtures of PlasTechs in Oconto Falls, Wisconsin and (iii) investments of Badger consisting of Marketable Securities (the foregoing being hereinafter referred to collectively as the "Collateral"), and each Borrower agrees that it will from time to time at the request of the Agent or any Lender execute and deliver, and cause its Subsidiaries to execute and deliver, such documents and do such acts and things as the Agent or any Lender may reasonably request in order to provide for or perfect such liens.

       Section 4.2. Reaffirmation of Collateral Documents. The Borrowers have heretofore executed and delivered to the Agent the Collateral Documents. The Borrowers hereby agree that notwithstanding the execution and delivery of this Agreement, each of the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Agent and the Lenders thereunder, obligations of the Borrowers thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby and shall secure all of its indebtedness, obligations and liabilities to the Agent and the Lenders under the Original Credit Agreement as amended and restated hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. Without limiting the foregoing, each of the Borrowers acknowledges and agrees that all of its indebtedness, obligations and liabilities to the Agent and the Lenders pursuant to the Original Credit Agreement as amended and restated hereby, including without limitation, all principal of and interest on the Notes (as defined in the Original Credit Agreement as amended and restated hereby) and Reimbursement Obligations, whether presently existing or hereafter arising, shall constitute "Secured Obligations" as defined in each of the Security Agreements and shall be secured by, and entitled to all of the benefits of, the liens and security interest created and provided for under the Security Agreements. In furtherance of the foregoing, each Borrower hereby grants to the Agent for the benefit of the Lenders, and hereby agrees that the Agent for the benefit of the Lenders shall continue to have a continuing security interest in, all and singular of the Borrowers' receivables, general intangibles, accounts receivable, machinery, equipment, inventory, books and records, documents, accessions and additions to all of the foregoing and all products and proceeds of each of the foregoing, and all proceeds or collection of any of the foregoing and all of the other collateral described or referred to in the granting clauses of the Security Agreements, each and all of which granting clauses are hereby incorporated by reference herein in their entirety. The foregoing grant shall be in addition to and supplemental of and not in substitution for the grant by each of the Borrowers under their respective Security Agreements, and shall not affect or impair the lien or priority of the Security Agreements in the collateral subject thereto or the indebtedness secured thereby.



SECTION 5. REPRESENTATIONS AND WARRANTIES.

       Each Borrower represents and warrants to the Lenders as follows:

       Section 5.1. Organization, Power and Compliance. Each Borrower is duly organized and existing under the laws of the state of its incorporation, is duly licensed or qualified to do business in each state where any of the property subject to the lien of the Collateral Documents is located or where a lien thereon is required to be perfected or enforced, or where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or assets of such Borrower or any Subsidiary and has all corporate power, and licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to execute and deliver the

Collateral Documents executed by it, to perform each and all of the matters and things herein and therein provided for, and to carry on its present business. This Agreement, the Notes and such Collateral Documents have been duly authorized, executed and delivered by such Borrower and constitute valid and binding obligations of such Borrower enforceable in accordance with their terms. This Agreement, the Notes and such Collateral Documents do not, nor will the performance or observance by a Borrower of any of the matters and things herein or therein provided for, contravene any provision of law or any charter or by-law provision of such Borrower or any covenant, indenture or agreement of or affecting a Borrower or any of its properties.

       Section 5.2. Subsidiaries. Each Subsidiary is duly organized and existing under the laws of the jurisdiction in which it was incorporated, has full and adequate corporate power and licenses and franchises necessary to carry on its business as now conducted and is duly licensed or qualified in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business, operations or assets. All of the outstanding capital stock of all of the Subsidiaries has been validly issued, is fully paid and nonassessable and, to the extent and in the percentages set forth in Exhibit B, is, as of the date hereof, owned by Badger or one or more of the Subsidiaries free and clear of all liens, security interest, charges and encumbrances. As of the date hereof, there are outstanding no commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any individual or entity to acquire, any shares of any class of capital stock of any Subsidiary. All present Subsidiaries are listed on Exhibit B.

       Section 5.3. Good Title. As of the date hereof, each Borrower has good and defensible title to its respective assets as reflected on the consolidated balance sheet of the Borrowers and the Subsidiaries dated as of December 31, 1997 (except for sales by the Borrowers and such Subsidiaries in the ordinary course of their respective businesses), subject to no liens or encumbrances other than such thereof as are permitted by Section 7.10 hereof.

       Section 5.4. Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock.

       Section 5.5. Financial Reports. The audit report of Badger for the year ended December 31, 1997, including a consolidated and consolidating balance sheets as of December 31, 1997 and a consolidated statement of profit and loss for the 12 months ended said date, prepared by Grant Thornton LLP, and the interim consolidated and consolidating balance sheets of Badger and the Subsidiaries as at September 30, 1998 and consolidated and consolidating statements of profit and loss for the nine months then ended prepared by Badger and heretofore furnished to the Lenders, all as heretofore presented to the Lenders, fairly present the financial condition of Badger and the Subsidiaries as at said dates and the results of operations for the periods covered thereby. Since December 31, 1997, there have been no material adverse changes in the condition, financial or otherwise, or business prospects of Badger and the Subsidiaries taken as a whole. As of the date hereof, Badger and the Subsidiaries have no known contingent liabilities which are material to Badger or any Subsidiary other than as indicated on said financial statements.

       Section 5.6. Litigation and Taxes. Except as set forth on Exhibit F hereto, there is no litigation or governmental proceeding pending, nor to the best knowledge of any Borrower threatened, against any Borrower or any Subsidiary which if adversely determined would result in any material adverse change in the financial condition or properties, business or operations of any Borrower or any Subsidiary. The federal income tax returns applicable to the Borrowers and any Subsidiaries for the tax year ended December 31, 1994, and for all tax years ended prior to said date have been examined and any additional assessments in connection with such years have been paid and no material objections to or controversies in respect of the United States federal income tax returns of the Borrowers or any Subsidiary are pending or, to the best knowledge of the Borrowers threatened. No authorization, consent, license, exemption of filing or registration with any court or governmental department, agency or instrumentality, is necessary to the valid execution and delivery of, or presently necessary to the performance by any Borrower and the Subsidiaries of, this Agreement, the Notes and the Collateral Documents, except for such thereof as have been obtained and are in full force and effect.

       Section 5.7. Affiliates. No Borrower or any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between persons, firms or corporations not affiliated with each other.

       Section 5.8. ERISA. Each Borrower and ERISA Affiliate are in compliance in all material respects with the IRC and ERISA to the extent applicable to them and have received no notice to the contrary from the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"); as of December 31, 1997, the liability of each Borrower and ERISA Affiliate to the PBGC in respect of unfunded employee benefit plan liabilities would not have been in excess of $100,000 if all employee benefit plans covering any officers or employees of the Borrowers and ERISA Affiliates had been terminated as of such date. No Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment of a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a multiemployer plan. No Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment (other than as required under Section 601 of ERISA) which could result in a material obligation to pay money.

       Section 5.9. Not an Investment Company. No Borrower is an "investment company" nor a company "controlled" by an "investment company organized or otherwise created under the laws of the United States or of a State" within the meaning of the Investment Company Act of 1940, as amended.

       Section 5.10. Compliance with Environmental Laws. (a) To the best of the Borrowers' knowledge, the business and operation of the Borrowers and their Subsidiaries comply in all material respects with all applicable federal, state, regional, county and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder (all of the foregoing being collectively "Environmental Laws"), except to the extent that such noncompliance could not be reasonably expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrowers and Subsidiaries.

       (b) Except as specifically disclosed pursuant to Section 7.17 below, within the past five years the Borrowers and their Subsidiaries have not given, nor have they been required to give, nor have they received, any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand (hereafter "Demand") that: (i) any Borrower or any Subsidiary has violated, or is about to violate, any Environmental Law; (ii) there has been a release, or there is a threat of release, of a non-diminimus quantity of hazardous substances (including, without limitation, petroleum, its by-products or other hydrocarbons) from any Borrower's or any Subsidiary's property, facilities, equipment or vehicles or previously owned or leased properties; (iii) any Borrower or any Subsidiary may be or is liable, in whole or in part, for material costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons); (iv) any Borrower's or any Subsidiary's property or assets or previously owned or leased properties or assets are subject to a lien in favor of any governmental entity for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a hazardous substance (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons).

       (c) Except as disclosed pursuant to Section 7.17 below, no property now or previously owned or leased by any Borrower or any Subsidiary is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the or on any similar state list of sites requiring investigation or clean-up.

       (d) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operation, assets, business, properties or prospects of the Borrowers and their Subsidiaries.

       (e) No Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any hazardous substances to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to material claims against any Borrower or any Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

       (f) There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a materially adverse effect on the financial condition, operations, assets, business, properties or prospects of any Borrower Subsidiaries.

       (g) After due inquiry, to the best of the Borrowers' knowledge, no conditions exist at, on or under any property now or previously owned or leased by any Borrower or any Subsidiary which could reasonably be expected to give rise to any material liability under any Environmental Law.

       Section 5.11. Reliance. No written information, exhibit or report furnished by or on behalf of any Borrower to the Agent or any Lender in connection with this Agreement, the Notes or the Collateral Documents contains any material misstatement of fact or, when taken as a whole, omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

       Section 5.12. Year 2000 Compliance. Each Borrower has conducted a comprehensive review and assessment of the computer applications of such Borrower and its Subsidiaries and has made inquiry of their material suppliers, service vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, each Borrower believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of such Borrower (or of the Borrowers and the Subsidiaries taken on a consolidated basis).

SECTION 6. CONDITIONS PRECEDENT.

       Section 6.1. All Advances. The obligation of the Lenders to make any Loan under the Revolving Credit (including the first such accommodation) shall also be subject to the conditions precedent that as of the time of the making of each Loan under the Revolving Credit:

              (a) each of the representations and warranties set forth herein or in the Collateral Documents shall be and remain true and correct as of said time in all material respects, except that the representations and warranties made in Section 5.5 hereof shall be deemed to refer to the most recent audited and unaudited financial statements delivered to the Lenders pursuant to Section 7.5 hereof; and

              (b) the Borrowers and the Subsidiaries shall be in compliance with all of the terms and conditions hereof and of the Collateral Documents, and no Default or Event of Default shall have occurred and be continuing.

Any request made by a Borrower to the Agent for a Loan hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct.

       Section 6.2. Initial Advance. At or prior to the time of the initial Loan under the Revolving Credit, the following conditions precedent shall also have been satisfied:

              (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lenders:

                     (i) the Notes;

                     (ii) copies  (executed or certified as may be  appropriate)
              for each Lender of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement, the Notes and the Collateral Documents;

                     (iii) the Peshtigo  Security  Agreement  and any  financing statements requested by the Agent in connection therewith;

                     (iv) date down endorsement to mortgagee's policies of title insurance (or binding commitments therefor) for those Collateral Documents creating liens on the real property of PlasTechs in Oconto Falls, Wisconsin confirming the liens thereon in amounts satisfactory to the Lenders to be valid first liens subject to no defects or objections which are unacceptable to the Lenders, together with such direct access reinsurance agreements and endorsements (including without limitation a revolving credit endorsement and contiguity and zoning endorsements) as the Agent may require;

                     (v) evidence of the maintenance of insurance by the Borrowers as required hereby or by the Collateral Documents;

              (b) the liens of the Collateral Documents shall have been duly perfected in the manner required by law so as to be effective against all creditors of and purchasers from the relevant Borrower;

              (c) the Agent and the Lenders shall have received the initial fees called for hereby;

              (d) the Lenders shall have received such valuations and certifications as they may require in order to satisfy themselves as to the value of the Collateral, the financial condition of the Borrowers and the lack of material environmental or other contingent liabilities of the Borrowers;

              (e)  the  reimbursement  agreements  for  each  of the  Tax-exempt
       Financings shall have been amended and restated pursuant to written agreements in form and substance satisfactory to the Lenders; and

              (f) all legal matters incident to the transactions contemplated hereby shall be reasonably acceptable to the Lenders and their counsel and the Agent shall have received for the account of the Lenders the favorable written opinion of acceptable counsel to the Borrowers in substantially the form attached hereto as Exhibit C.

SECTION 7. COVENANTS.

       Each Borrower agrees that, so long as any credit is available to or in use by or any amount is owing by any Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Lenders:

       Section 7.1. Maintenance of Business and Compliance with Laws. Each Borrower will preserve and keep in force and effect, and cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all material leases, licenses and permits necessary to the proper conduct of its and their respective businesses. Each Borrower shall, and shall cause each Subsidiary to, comply with all laws, orders, regulations and ordinances of any federal, foreign, state or local governmental authority (including, without limitation, all laws regarding public health or welfare, environmental protection, water or air pollution, composition of products, underground storage tanks, toxic substances or chemicals, solid and special wastes, hazardous wastes, substances materials or chemicals, waste, used, or recycled oil, asbestos, occupational health and safety, nuisances, trespass and negligence), except for such laws, orders, regulations and ordinances the violation of which would not, in the aggregate, have a material adverse effect on any Borrower or such Subsidiary's financial condition, results of operations or business or any Borrower or such Subsidiary's ability to perform its obligations hereunder or in connection herewith. The Lenders shall not assume or be deemed to assume any responsibility, liability or obligations with respect to compliance with any federal, state, or local environmental law, rule, regulation, order, permit, license, ordinance, judgment or decree; provided, however, that in the event of the imposition or assumption for any reason whatsoever of any such responsibility, liability or obligation (collectively, an "environmental liability"), each Borrower agrees to indemnify and hold harmless the Lenders from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including without limitation, attorneys' and experts' fees, which may be imposed on, incurred by or asserted against any Lender in any way relating to or arising from any such environmental liability.

       Section 7.2. Maintenance of Property. Each Borrower will maintain, preserve and keep its plant, properties and equipment in reasonable repair, working order and condition in all material respects (except for equipment or other property no longer used or useful in the conduct of its business or the business of the Subsidiaries) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the overall efficiency thereof shall be preserved and maintained and will cause each Subsidiary so to do in respect of its properties.

       Section 7.3. Taxes. Each Borrower will duly pay and discharge, and will cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against such Borrower or Subsidiary or against their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest.

       Section 7.4. Insurance. Each Borrower will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable property owned by it which is of a character usually insured by companies similarly situated and in amounts usually insured by companies similarly situated and operating like properties; and each Borrower will insure, and cause each Subsidiary to insure, such other hazards and risks (including employers' and public and product liability risks) with good and responsible insurance companies as and to the extent usually insured by companies similarly situated and conducting similar businesses. Each Borrower will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.4.

       Section 7.5. Financial Reports. Each Borrower will maintain, and will cause each Subsidiary to develop and maintain, a standard and modern system of accounting in accordance with sound accounting practice, will permit the Agent, each Lender and their representatives to visit and inspect the properties and assets of each Borrower and the Subsidiaries at all reasonable times and will furnish to the Agent, each Lender and their duly authorized representatives such information respecting the business, financial condition, assets and liabilities (whether absolute or contingent) of any Borrower and the Subsidiaries, as the Agent or any Lender may reasonably request; and without any request, will furnish to the Lenders:

              (a) as soon as available, and in any event within 30 days after the close of each monthly accounting period of each fiscal year of Badger, copies of the balance sheet as of the close of such period and the statement of earnings and statement of cash flow of Badger and the Subsidiaries for such period and such fiscal year to the close of such period, accompanied by reporting schedules, all (i) prepared on a consolidated and consolidating basis and (ii) certified to on behalf of Badger by the Treasurer thereof;

              (b) as soon as available, and in any event within 45 days after the close of each quarterly accounting period of each fiscal year of Badger, copies of the balance sheet as of the close of such period and the statement of earnings and statement of cash flow of Badger and the Subsidiaries for such period and such fiscal year to the close of such period, accompanied by reporting schedules, all (i) prepared on a consolidated and consolidating basis and (ii) setting forth in comparative form the consolidated and consolidating figures from actual results for the corresponding quarterly and year-to-date periods of the preceding fiscal year and (iii) certified to on behalf of Badger by the Treasurer thereof;

              (c) as soon as available, and in any event within 90 days after the close of each fiscal year of Badger, copies of the consolidated balance sheet of Badger and its

       Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of Badger and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Grant Thornton LLP or another firm of independent public accountants of recognized national standing, selected by Badger and satisfactory to the Lenders, to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied and present fairly in accordance with generally accepted accounting principles, consistently applied the consolidated financial condition of Badger and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

              (d) promptly after knowledge thereof shall have come to the attention of any responsible officer of any Borrower, written notice of any threatened or pending litigation, governmental proceeding or labor dispute against any Borrower or any Subsidiary which could materially adversely affect the business and properties of any Borrower or any Subsidiary and of the occurrence of any Default or Event of Default, of any default in the payment of rent due under any lease necessary to the proper conduct of the business of any Borrower or any Subsidiary or any action to terminate any such lease or of the receipt of any notice of any alleged breach of the terms of any such lease, of the receipt of any notice of any alleged breach of the terms of, or default under, any indenture, loan, credit agreement, note, mortgage, deed of trust or similar agreement and of any notice of alleged material noncompliance with any laws or regulations of the type described in Section 5.11 hereof.

Each monthly,  quarterly and annual report required by Section 7.5(a),  (b), and
(c), respectively, shall be accompanied by a certificate in the form attached hereto as Exhibit D signed on behalf of Badger by its Chairman, President or Chief Financial Officer setting forth compliance in reasonable detail with Sections 7.6, 7.7, 7.8 and 7.12 hereof and stating that no Default or Event of Default exists hereunder as of the date of such certificate, or if such Default or Event of Default exists the nature thereof shall be specified. Each audit report called for by Section 7.5(c) hereof shall be accompanied by a statement of the accountants certifying such statements to the effect that in the course of their audit (conducted in accordance with generally accepted auditing standards) they have obtained no knowledge that a Default or Event of Default has occurred hereunder or, if they have obtained any such knowledge, describing the same.

       Section 7.6. Fixed Charge Coverage Ratio. Badger shall not, as of the last day of each fiscal month of Badger ending during each of the periods specified below, permit the ratio of (x) EBITDA for the twelve fiscal months of Badger then ended minus Capital Expenditures during such period to (y) Fixed Charges for the same twelve fiscal months then ended to be less than:

                                                               FIXED CHARGE
                                                           COVERAGE RATIO SHALL
FROM AND INCLUDING            TO AND INCLUDING               NOT BE LESS THAN:

  The date hereof               June 29, 2000                  1.15 to 1.00

   June 30, 2000                June 29, 2001                  1.50 to 1.00

   June 30, 2001           At all times thereafter             2.00 to 1.00

       Section 7.7. Consolidated Tangible Net Worth. Badger will, as of the last day of each fiscal month of Badger, maintain Consolidated Tangible Net Worth at not less than the Minimum Required Amount. For purposes of this Section 7.7, the term "Minimum Required Amount" shall mean, as of any time, the sum of: (i) $16,084,958; plus (ii) seventy five percent (75%) of Consolidated Net Income for each fiscal quarter of Badger (if Consolidated Net Income for such fiscal quarter is positive) completed on or after March 31, 1999.

       Section 7.8. Leverage Ratio. Badger will not, as of the last day of each fiscal month of Badger ending during the periods specified below, permit the Leverage Ratio to be more than:

                                                             LEVERAGE RATIO
FROM AND INCLUDING            TO AND INCLUDING           SHALL NOT BE MORE THAN:

  The date hereof              March 30, 1999                 4.00 to 1.00

  March 31, 1999              December 30, 1999               3.50 to 1.00

 December 31, 1999         At all times thereafter            2.75 to 1.00

       Section 7.9. Year 2000 Assessment. Each Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of such Borrower (or of the Borrowers and the Subsidiaries taken on a consolidated basis). At the request of the Agent, each Borrower will provide the Agent with written assurances and substantiations
(including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Agent as to the capability of such Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of such Borrower (or of the Borrowers and the Subsidiaries taken on a consolidated basis).

       Section 7.10. Liens. No Borrower will, nor will it permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to, or permit to exist upon or be subjected to, any lien, security interest or charge upon, any assets or property of any kind or character at any time owned by such Borrower or any Subsidiary; provided, however, that nothing contained in this Section shall operate to prevent:

              (a) liens, pledges or deposits in connection with workmen's compensation, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which a Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings;

              (b) construction, materialmen's, carrier's or warehousemen's liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings;

              (c) pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrowers and the Subsidiaries so secured by a pledge of assets permitted under this subsection (c), including interest and penalties thereon, if any, shall not be in excess of $100,000 at any one time outstanding;

              (d) the liens provided for in the Collateral Documents;

              (e) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by such Borrower or any Subsidiary; and

              (f) the Liens  existing  on the date  hereof  supporting  the UDAG
       Loan.

       Section 7.11. Indebtedness. Badger will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any indebtedness for borrowed money (including as such for all purposes of this Agreement any indebtedness representing the deferred purchase price of property (accounts payable for the purchase of goods on ordinary trade terms not evidenced by any instrument shall not be deemed indebtedness for the deferred purchase price of property for purposes of this Section 7.11), any liability in respect of banker's acceptances, any indebtedness, whether or not assumed, secured by liens on property acquired by Badger or any Subsidiary existing at the time of the acquisition thereof, and the liability of Badger or any Subsidiary under any lease which can be capitalized under generally accepted accounting principles as in effect on the date hereof); provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

              (a) the indebtedness of the Borrowers on the Notes;

              (b) the indebtedness of a Consolidated Subsidiary owing to Badger;

              (c) indebtedness of Badger owing to a Consolidated Subsidiary arising in the ordinary course out of the Borrowers' cash management system;

              (d) the currently outstanding obligations under the Tax-exempt Financings and the UDAG Loan; and

              (e) to the extent permitted by Section 7.12 hereof, purchase money
       indebtedness   of  the  Borrowers  for  the  purchase  price  of  capital equipment.

       Section 7.12. Capital Expenditures. Badger will not, nor will it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount for Badger and the Subsidiaries in excess of the following:

          Fiscal Year 1998..................................$2,800,000
          Fiscal Year 1999..................................$3,700,000
          Fiscal Year 2000..................................$6,000,000
          Fiscal Year 2001..................................$4,800,000
          and each fiscal year thereafter

       Section 7.13. Acquisitions, Investments, Loans, Advances and Guaranties. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other person, firm or corporation or acquire all or any substantial part of the assets or business of any other person, firm or corporation, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other person, firm or corporation or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another or subordinate any claim or demand it may have to the claim or demand of any other person, firm or corporation; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

              (a) investments by a Borrower in Marketable Securities;

              (b) endorsements for collection or deposit of commercial paper received in the ordinary course of business; and

              (c) the existing equity investments of Badger in PlasTechs and of Badger and PlasTechs in Peshtigo Power.

       Section 7.14. Dividends and Certain Other Restricted Payments. Badger will not, without the prior written consent of the Lenders, declare or pay any dividends on or make any other distributions in respect of any class of its capital stock (other than dividends payable solely in its capital stock) and no Borrower will directly or indirectly or through any Subsidiary purchase, redeem or otherwise acquire or retire any of its capital stock; provided however, in each case no Default or Event of Default shall then exist or result therefrom Badger may declare and pay cash dividends on its common stock and may purchase its capital stock in an aggregate amount for all such dividends and purchases in each fiscal year of Badger not exceeding 5% of Badger's Consolidated Net Income for the most recently completed fiscal year.

       Section 7.15. Mergers, Consolidations, Leases and Sales. Without the prior written consent of the Lenders, the Borrowers will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its property, assets or business, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable or lease any property theretofore owned by a Borrower or any Subsidiary; provided, however, that this Section shall not apply to nor prohibit (i) a Borrower or any Subsidiary from selling assets no longer used or useful in the conduct of their respective businesses or from selling inventory in the ordinary course of its business or
(ii) any merger or consolidation of a Subsidiary with or into Badger (so long as Badger is the surviving entity) so long as, at the time of such merger or consolidation or immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing. A sale or disposition of 1% of the total assets of a Borrower shall be deemed substantial for the foregoing purposes.

       Section 7.16. Environmental Laws. Each Borrower will, and will cause each of its Subsidiaries to, (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous substances in material compliance with all applicable Environmental Laws, except to the extent the failure to comply with the foregoing would not materially adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of Badger and its Subsidiaries taken as a whole and (b) provide such information and certifications which any Lender may reasonably request from time to time to evidence compliance with this Section.

       Section 7.17. Disclosure of Environmental Matters. (a) As soon as available, and in any event within 45 days after the close of each quarterly fiscal period of Badger, Badger shall prepare and deliver a disclosure letter to the Lenders identifying and describing in reasonable detail those matters necessary to preserve the accuracy and completeness of the representations set forth in Section 5.10 herein.

       (b) As soon as reasonably practicable, but in no event later than fifteen
(15) days after any Borrower first receives or gives notice, such Borrower shall disclose to the Lenders the following to the extent the existence or effect of any of the following could have a material adverse affect on the business, properties, assets, operations, prospects or condition (financial or otherwise) of any Borrower or any Subsidiary:

              (i) any Demand or knowledge of a condition which in such Borrower's judgment could reasonably be expected to give rise to any material liability under any Environmental Laws to any Borrower or any Subsidiary;

              (ii) any previously undisclosed contamination or release of a hazardous substance or hazardous substances to groundwater or any water beneath the surface of the ground on property of any Borrower or any Subsidiary;

              (iii) any Demand that any Borrower or any Subsidiary pay or is liable for any injury or damage to persons or property due to or arising from any Borrower's or any Subsidiary's use or release of hazardous substance or hazardous substances.

              (iv) any Demand that any Borrower or any Subsidiary pay or is liable for the costs of responding to a release of hazardous substances on property not owned or operated by any Borrower or any Subsidiary

       Section 7.18. Maintenance of Subsidiaries. Badger will not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary, provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary.

       Section 7.19. Formation of Subsidiaries. No Borrower nor any Subsidiary shall form or acquire any Subsidiary other than the present Subsidiaries designated on Exhibit B hereto.

       Section 7.20. ERISA. Each Borrower will, and will cause each ERISA Affiliate to, promptly pay and discharge all obligations and liabilities arising under the IRC or ERISA of a character which if unpaid or unperformed would result in the imposition of a lien against any of their respective properties or assets or a material obligation to pay money (including, but not limited to any liability to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA), will promptly notify the Lenders when any Borrower becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) which could result in the termination by the PBGC of any employee benefit plan covering any officers or employees of any Borrower or any ERISA Affiliate, any benefits of which are, or are required to be, guaranteed by the PBGC (a "Plan") or of receipt of any notice from the PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor. Each Borrower will, and will cause each ERISA Affiliate to, notify the Lenders of its or any ERISA Affiliate's intention to terminate any Plan and will not, and will not permit any ERISA Affiliate to, terminate any such Plan, the termination of which will result in a material liability to a Borrower or any ERISA Affiliate, unless the Borrowers and ERISA Affiliates shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any estimated liability to the PBGC (as determined by the Plan's independent actuaries) resulting from such termination or withdrawal.

       Section 7.21. Change in Fiscal Year. Badger will not change its fiscal year.

       Section 7.22. Change in the Nature of Business. The Borrowers will not, and will not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of such Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by such Borrower or such Subsidiary on the date of this Agreement.

       Section 7.23. Use of Loan Proceeds. The Borrowers will use all credit under this Agreement solely to finance general corporate purposes.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

       Section 8.1. Any one or more of the following shall constitute an Event of Default hereunder:

              (a) default in the payment of any part of the principal of any Note when due, whether at the stated maturity thereof or at any other time provided for in this Agreement;

              (b) default in the payment of any part of the interest on any Note when due, whether at the stated maturity thereof or at any time provided for in this Agreement, or default in the payment when due of any fee, commission, charge or other amount payable by any Borrower hereunder;

              (c) default in the observance or performance of any covenant set forth in Sections 7.6 through 7.23 hereof or of any covenant in any Collateral Document dealing with the use, disposition or remittance of the proceeds of Collateral or the maintenance of insurance thereon or default after notice to the Borrowers in the observance or performance of any covenant set forth in Section 7.5 hereof;

              (d) default in the observance or performance of any other provision hereof or of any of the Collateral Documents which is not remedied within 20 days after notice thereof to the Borrowers by the Agent or any Lender;

              (e) default  shall occur in the payment  when due  (subject to any applicable grace period) of any indebtedness for money borrowed (including as such all indebtedness so treated for purposes of Section
       7.11 hereof) aggregating greater than $100,000 which was incurred, assumed or guaranteed by a Borrower or any Subsidiary, or default or the happening of any event shall occur under any indenture, agreement or other instrument under which any such indebtedness was incurred, assumed or guaranteed if the effect of such default or event is to accelerate, or permit the acceleration of, the maturity of such indebtedness and such default continues uncured, unremedied and unwaived beyond any applicable period of grace;

              (f) any representation or warranty made herein or in any of the Collateral Documents or pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of or making thereof;

              (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $100,000 and which is not fully covered by insurance shall be entered or filed against any Borrower or any Subsidiary or against any of the property or assets of either and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

              (h) Badger shall at any time and for any reason cease to own, both legally and beneficially, 100% of the issued and outstanding Voting Stock of PlasTechs;

              (i) an event occurs or condition exists which is specified as an event of default in any of the Collateral Documents;

              (j) any party obligated on any guarantee of any Obligations shall purport to disavow, revoke, repudiate or terminate such guarantee;

              (k) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors are instituted against any Borrower or any Subsidiary and are not dismissed within 60 days after such institution or a decree or order of a court having jurisdiction in the premises for the appointment of a trustee, custodian or receiver for any Borrower or any Subsidiary or for the major part of its property is entered and the trustee, custodian or receiver appointed pursuant to such decree or order is not discharged within 60 days after such appointment; or

              (l) any Borrower or any Subsidiary shall institute bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors or shall consent to the institution of such proceedings against it by others or to the entry of any decree or order adjudging it bankrupt or insolvent or approving as filed any petition seeking reorganization under any bankruptcy or similar law or shall apply for or shall consent to the appointment of a receiver, custodian or trustee for it or for the major part of its property or shall make an assignment for the benefit of creditors or shall take any corporate action authorizing any of the foregoing.

       Section 8.2. When any Event of Default described in subsections 8.1(a) to 8.1(j), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Lenders, by notice to the Borrowers, take any or all of the following actions:

              (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

              (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

       Section 8.3. When any Event of Default described in subsection 8.1(k) or 8.1(l) has occurred and is continuing, then the then unpaid balance of the Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

SECTION 9. THE GUARANTEES.

       Section 9.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to each Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower hereby unconditionally and irrevocably guarantees jointly and severally to the Lenders, to the Agent, and to each of them, the due and punctual payment of all present and future indebtedness of the Borrowers evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by any Borrower punctually to pay any indebtedness guaranteed hereby, each Borrower hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by such Borrower.

       Section 9.2. Guarantee Unconditional. The obligations of each Borrower as a guarantor under this Section 9 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

              (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Borrower under this Agreement or any other Loan Document or by operation of law or otherwise;

              (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

              (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any other Borrower, or any of their respective assets, or any resulting release or discharge of any obligation of any other Borrower contained in any Loan Document;

              (d) the existence of any claim, set-off or other rights which such Borrower may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection herewith;

              (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any other Borrower, or any Collateral;

              (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any other Borrower, regardless of what obligations of such Borrower remain unpaid;

              (g) any invalidity or unenforceability relating to or against any other Borrower for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower of the principal of or interest on any Note or any other amount payable by it under the Loan Documents; or

              (h) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any other Borrower under this Section 9.

       Section 9.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Borrower's obligations under this Section 9 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, each Borrower's obligations under this Section 9 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time and shall survive the termination of the Commitments and the repayment of the Loans.

       Section 9.4. Subrogation. No Borrower will exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full subsequent to the termination of all the Commitments. If any amount shall be paid to a Borrower on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by such Borrower hereunder and (y) the termination of all the Commitments, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. Notwithstanding any other provision hereof, the Agent's and the Lenders' right to recovery against each Borrower under this Section 9 shall not exceed $1.00 less than the amount which would render such Borrower's obligations under this
Section 9 void or voidable under applicable law, including without limitation fraudulent conveyance law.

       Section 9.5. Waivers. Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Lender or any other Person against any Borrower or any other Person.

       Section 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Borrowers hereunder forthwith on demand by the Agent made at the request of the Lenders.

SECTION 10. DEFINITIONS.

       The following terms when used herein shall have the following meanings; such terms to be equally applicable to both the singular and plural of the terms defined (capitalized terms defined elsewhere in this Agreement to have the meanings so ascribed to them in all provisions of this Agreement).

       "Adjusted LIBOR Rate" means a rate per annum determined pursuant to the following formula:

                  Adjusted LIBOR Rate =         LIBOR
                                        100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing the Adjusted LIBOR Rate, the maximum rate of all reserve requirements (including, without limitation, any marginal emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent as part of such Borrowing. Each determination of LIBOR made by the Agent shall be final and conclusive absent manifest error.

       "Affiliate" means any person, firm, corporation or entity (herein collectively called a "Person") directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

       "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 11.1 hereof.

       "Badger Security Agreement" means that certain Security Agreement dated as of June 30, 1993 from Badger to the Agent.

       "Business Day" means any day (other than a Saturday or Sunday) on which banks are generally open for business in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

       "Capital Expenditures" for any period means capital expenditures of Badger and its Subsidiaries during such period as defined and classified in accordance with generally accepted accounting principles consistently applied.

       "Capital Lease" means any lease of property which in accordance with generally accepted accounting principles is required to be capitalized on the balance sheet of the lessee.

       "Collateral Documents" means all guarantees as shall from time to time guaranty the Notes (including the Guaranties) or any other obligations of the Borrowers hereunder or in connection herewith and all mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Notes or any other Obligations.

       "Commitments" means the commitments of the Lenders to make financial accommodations under the Revolving Credit in the amounts set forth opposite their signatures hereto under the heading "Commitment" as such amounts may be reduced pursuant hereto.

       "Consolidated Net Income" means, with reference to any period, the net income (or net loss) of Badger and its Consolidated Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and losses incurred during Badger's fiscal years 1997 and 1998, also excluding any taxes on such extraordinary profits and any unrealized gains or losses on the Borrowers' Marketable Securities.

       "Consolidated Subsidiary" means any subsidiary whose accounts at any date are consolidated with those of Badger in accordance with generally accepted accounting principles.

       "Consolidated Tangible Net Worth" - means the amount of capital stock accounts (less the amount of any treasury stock) plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Badger and its Consolidated Subsidiaries and minus the total amount of all intangible assets of
Badger  and  its  Consolidated  Subsidiaries  (including,   without
limitation, unamortized debt discount and expense, deferred charges and goodwill), all as determined on a consolidated basis for Badger and its Consolidated Subsidiaries in accordance with generally accepted accounting principles consistently applied; provided, however, that Consolidated Tangible Net Worth shall not be increased or reduced by any unrealized gains or losses on the Borrowers' Marketable Securities.

       "Domestic Rate" means a fluctuating interest rate per annum equal at all times to the greater of:

              (a) the rate of interest announced by the Agent from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as to the Borrowers as of the date of the relevant change in said prime commercial rate; and

              (b) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
       Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Lenders for which such rate is being determined, plus (y) 1/2 of 1%.

       "EBITDA" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrowers and their Subsidiaries.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

       "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as any Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with any Borrower, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as any Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

       "Eurodollar Margin" means

              (i) 1.25% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio of less than 2.25 to 1.00;

              (ii) 1.50% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio of greater than or equal to 2.25 to 1.00 and less than 2.75 to 1.00;

              (iii) 1.75% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00; and

              (iv) 2.25% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio greater than or equal to 3.25 to 1.00 or for which Badger has not delivered a Compliance Certificate as required by Section 7.6 hereof.

From the Effective Date through March 31, 1999, the Eurodollar Margin shall be that set forth in clause (iv) above.

       "Event of  Default"  means any event or  condition  specified  as such in
Section 8.1 hereof and "Default" means any event or condition which with the lapse of time, the giving of notice or both would constitute an Event of Default.

       "Fixed Charges" means, with reference to any period, the sum of (i) the aggregate amount of payments required to be made by the Borrowers and their Subsidiaries during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus (ii) Interest Expense for such period, plus (iii) the aggregate amount of payments required to be made by the Borrowers and their Subsidiaries during such period in respect of leases or similar arrangements (including without limitation all payments required under operating and Capital Leases under which the Borrowers or any Subsidiary is liable as lessee); provided, however, Fixed Charges shall not include any amounts payable with respect to the Tax-Exempt Financings which constitute payments in excess of the regularly scheduled amortization thereof.

       "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

       "Indebtedness for Borrowed Money" means for the Borrowers and the Subsidiaries (i) all indebtedness of the Borrowers and the Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of property or services (whether or not represented by a note or other security), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by any Borrower or any Subsidiary (even though the rights and remedies of the seller or Lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien and (v) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which any Borrower or any Subsidiary is liable as lessee.

       "Interest Expense" means with reference to any period all interest charges (including imputed interest on capitalized lease obligations) and amortization of debt discount and expense with respect to all Indebtedness for Borrowed Money of the Borrowers and the Subsidiaries during such period.

       "Interest Period" means with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one, two, three or six months thereafter as selected by the relevant Borrower in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

              (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (ii) no Interest Period may extend beyond the Termination Date;

              (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

              (iv) no Interest Period may be selected if after giving effect thereto the relevant Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

       For purposes of  determining an Interest  Period,  a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

       "Lenders" means Harris Trust and Savings Bank and all other lenders becoming parties hereto pursuant to Section 12.18 hereto.

       "Letters of Credit" means, collectively, the letters of credit supporting each of the Tax-exempt Financings.

       "Leverage Ratio" means, as of any time, the ratio of (x) Total Funded Debt as of such date of determination to (y) EBITDA for the twelve most recently completed fiscal months of Badger.

       "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

       "Loan  Documents"  means  this  Agreement,   the  Notes,  the  Collateral
Documents and any other document or agreement executed in connection herewith or therewith.

       "Marketable Securities" - means (i) direct general obligations of, or obligations the payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America, (ii) bonds, debentures or notes issued by Federal National Mortgage Association, Government National Mortgage Association, Federal Financing Bank, Federal Farm Credit Bank, Federal Land Bank, Federal Home Loan Bank, Farmers Home Administration, Federal Home Loan Mortgage Association or any other comparable federal agency hereafter created to the extent that said obligations are unconditionally guaranteed by the United States of America, (iii) direct and general obligations of any state of the United States of America or any municipality or political subdivision of such State if at the time of their purchase such obligations are rated in any of the three highest rating categories by Moody's Investors Service, Inc. and Standard & Poor's Corporation, (iv) corporate debt obligations if at the time of their purchase such obligations are rated in any of the three highest rating categories by Moody's Investors Service, Inc. and Standard & Poor's Corporation,
(v) certificates of deposit issued by any bank or trust company the deposits of which are secured by the Federal Deposit Insurance Corporation, if such certificates of deposit are either (A) fully insured as to principal plus accrued interest by the Federal Deposit Insurance Corporation, or (B) issued by a bank or trust company the long-term unsecured debt obligations of which are rated in any of the three highest rating categories by Moody's Investors Service, Inc. and Standard & Poor's Corporation, and (vi) existing investments as set forth on Exhibit E hereto.

       "Material adverse change" and "material adverse effect" means an event or series of events taken as a whole, which has resulted in, or which reasonably could be expected to result in a material adverse change in the condition, financial or otherwise, of Badger and its consolidated Subsidiaries as shown on the then most recent financial statements of Badger. For the purposes hereof, an event resulting loss reflected in Badger's earnings in an amount equal to $500,000 would be deemed to be a material adverse change.

       "Notes" is defined in Section 1.2 hereof.

       "Obligations" means any and all indebtedness, obligations and liabilities of the Borrowers and the Subsidiaries or any of them to the Lenders or the Agent now or hereafter arising hereunder or under the Notes or the Collateral Documents or any other Loan Document.

       "Oconto Falls Facility" means the property of PlasTechs located at 705 Ralph Lemorande Drive, in Oconto Falls, Wisconsin purchased with the proceeds of the Oconto Falls Financing.

       "Oconto Falls Financing" means the $4,000,000 City of Oconto Falls, Wisconsin Variable Rate Demand Limited Obligation Industrial Development Revenue Bonds, Series 1992

(PlasTechs, Inc. Project) maturing December 1, 2006 supported by Irrevocable Transferable Letter of Credit No. SPL 32731 issued by Harris Trust and Savings Bank in the amount of $2,751,485.

       "Person" means any person, firm, corporation or other entity.

       "Peshtigo Facility" means the property of Badger located at 200 West Front Street, in Peshtigo, Wisconsin purchased with the proceeds of the Peshtigo Financing.

       "Peshtigo Financing" means the $4,650,000 City of Peshtigo, Wisconsin Variable Rate Demand Limited Obligation Industrial Development Revenue Funding Bonds, Series 1992 (Badger Paper Mills, Inc. Project) maturing December 1, 2006 supported by Irrevocable Transferable Letter of Credit No. SPL 32687 issued by Harris Trust and Savings Bank in the amount of $4,738,669.

       "Peshtigo Power" means Peshtigo Power, LLC, a Wisconsin limited liability company.

       "Peshtigo Security Agreement" means that certain Security Agreement dated as of January 29, 1999 from Peshtigo Power to the Agent.

       "PlasTechs Security Agreement" means that certain Security Agreement dated as of June 30, 1993 from PlasTechs to the Agent.

       "Pricing Period" means, for determining the Eurodollar Margin, each period commencing on the first day of each fiscal quarter of Badger and terminating on the last day of such fiscal quarter of Badger.

       "Reimbursement   Obligations"  means  any  and  all  obligations  of  the
Borrowers or either of them to reimburse the Bank for drawings under the Letters of Credit.

       "Security Agreements" means collectively, the Badger Security Agreement, the PlasTechs Security Agreement and the Peshtigo Power Security Agreement.

       "Subsidiary" means any other corporation at least 51% of the outstanding voting shares of which is at the time directly or indirectly owned by any Borrower or by any other corporations or entities which are themselves Subsidiaries.

       "Tax-exempt Financings" means the Oconto Falls Financing and the Peshtigo Financing.

       "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

       "Termination Date" means November 30, 2001 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.5, 8.2 or 8.3 hereof, provided that the Borrower may, at least 60 days prior to such date, request that the Lenders extend such date to a later date at the Lenders' sole discretion.

       "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrowers and their Subsidiaries at such time, plus all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Borrowers or any of their Subsidiaries or which the Borrowers or any of their Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrowers or any of their Subsidiaries has otherwise assured a creditor against loss.

       "UDAG Loan" means the $2,000,000 in original principal amount City of Peshtigo Loan issued pursuant to U.D.A.G. Grant No. B-83-AB-55-0064 to Badger due August 31, 1999 of which $1,581,805.80 remains outstanding.

       "Voting Stock" means capital stock or any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors thereof (or Persons performing similar functions).

       "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Borrowers or any of the Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

SECTION 11. THE AGENT.

       Section 11.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the Collateral Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Agent may resign at any time by sending twenty (20) days prior written notice to the Borrowers and the Lenders and may be removed by the Lenders upon twenty (20) days prior written notice to the Borrowers and the Lenders. In the event of any such resignation or removal, the Lenders may appoint a new agent, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the Collateral Documents. Any resigning or removed Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Lenders and (i) the Borrowers shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

       Section 11.2. Rights as a Lender. The Agent has and reserves all of the rights, powers and duties hereunder and under its Notes, Collateral Documents and the other Loan Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

       Section 11.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Collateral Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes, the Collateral Documents or the other Loan Documents or of the liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral. Neither the Agent nor any director, officer employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Collateral Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the Collateral Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of any Borrower), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Lenders but unless and until the Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and the Subsidiaries and the Agent shall have no liability to any Lender with respect thereto.

       Section 11.4. Costs and Expenses. Each Lender agrees to reimburse the Agent for all out-of-pocket costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the Collateral Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective
Commitments. If any Lender fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

       Section 11.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the Collateral Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 12. MISCELLANEOUS.

       Section 12.1. Payments Free of Withholding. Each payment by the Borrowers under this Agreement or the Notes shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which any Borrower is domiciled, any jurisdiction from which any Borrower makes any payment, or any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the relevant Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attached thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest the relevant Borrower shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the relevant Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

       Section 12.2. Holidays. If any payment of principal or interest on any of the Notes or any fees shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the State of Illinois, (i) interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such succeeding Business Day.

       Section 12.3. No Waiver, Cumulative Remedies. No delay or failure on the part of any Lender in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default nor preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Lenders are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.


        Section 12.4. Waivers, Modifications and Amendments. Any provision hereof or of the Notes or the Collateral Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Lenders. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

       Section 12.5. Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender in connection with the negotiation, preparation, execution, delivery, recording or filing or release of this Agreement, the Notes, the Collateral Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the fees and out-of-pocket expenses of counsel for the Agent and each Lender with respect to all of the foregoing, and all recording, filing, title insurance or other fees, costs and taxes incident to perfecting a lien upon the collateral security for the Notes and the other Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Lenders or any other holders of a Note in connection with a default or the enforcement of this Agreement, the Notes, the Collateral Documents, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder and all costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Collateral Documents in connection with assignments contemplated by Section 12.17 hereof (collectively, "Security Assignment Costs") if counsel to the Agent believes such supplements to be appropriate or desirable. The Borrowers agree to indemnify and save the Lenders, the Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses (including any of such arising out of the violation or the operation of any environmental law) incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, security trustee or any Lender by any person which arises out of the transactions contemplated or financed hereby or by the Notes, the Collateral Documents or out of any action or inaction by the Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified and except for costs or liabilities incurred in suits which are exclusively among the Lenders or the Lenders and the Agent. The provisions of this Section 12.5 and the protective provisions of Section 2 hereof shall survive payment of the Notes.

       Section 12.6. Documentary Taxes. The Borrowers jointly and severally agree that they will pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, the Notes or any Collateral Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

       Section 12.7. Survival of Representations, Indemnities and Agent Provisions. All representations and warranties made herein or in the Collateral Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement, the Collateral Documents and the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. All indemnities and all other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.7 and Section 2.8 hereof, shall survive the termination of this Agreement and the payment of the Loans and the Notes. The provisions of Sections 3.5 and 9 hereof shall survive the termination of this Agreement and the payment of the Loans and the Notes.

       Section 12.8. Construction. The parties hereto acknowledge that all parties hereto contributed to the negotiation of this Agreement.

       Section 12.9. Accounting Principles. All computations of compliance with the terms hereof shall be made on the basis of generally accepted principles of accounting as in effect as of the date of this Agreement applied in a manner consistent with those used in the preparation of the financial statements of Badger and the Subsidiaries referred to in the first sentence of Section 5.6 hereof, but subject nevertheless to the express variations from such principles provided for herein.

       Section 12.10. Addresses for Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Borrowers, or on the appropriate signature page hereof, in the case of the Banks and the Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrowers, given by United States certified or registered mail, by telecopy or by other telecommunication device capable or creating a written record of such notice and its receipt. Notices hereunder to the Borrowers shall be addressed to:

                           200 West Front Street
                           Peshtigo, Wisconsin 54157
                           Attention: George Zimmerman
                           Telephone: (715) 582-5334
                           Telecopy: (715) 582-5242

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answerback is received by sender,
(iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

       Section 12.11. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

       Section  12.12.  Severability  of  Provisions.   Any  provision  of  this
Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the Notes may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the Notes are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid or unenforceable.

       Section 12.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

       Section 12.14. Binding Nature and Governing Law. This Agreement shall be binding upon the Borrowers and its successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Notes. This Agreement and the Notes and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. The Borrowers may not assign its rights hereunder without the written consent of the Lenders.

       Section 12.15. Entire Understanding. This Agreement, together with the Notes and the Collateral Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

       Section 12.16. Sharing of Set-Off and Information. Each Lender agrees with each other Lender that if such Lender receives and retains any payment of principal or interest, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of its Loans outstanding under this Agreement in excess of its ratable share of such payments on all Loans, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans held by each such other Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Lender bears to the total aggregate amount of the Loans then due and payable to all the Lenders. Each Lender agrees with each other Lender that it will use its best efforts to deliver to all the Lenders any information concerning any Borrower which a Lender may receive from any Borrower; provided, that no Lender shall incur any liability to any other Lender for failing to deliver any such information.

       Section 12.17. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other bank or other lending institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

       Section 12.18. Assignment of Commitments by Lenders. Each Lender shall have the right at any time, with the prior written consent of the Agent and, prior to the occurrence of a Default or Event of Default hereunder with the prior written consent of Badger (which consent shall not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of its Commitment to one or more commercial banks or other financial institutions. Upon any such assignment and its notification to the Agent, the assignee shall become a Lender hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Lender granting such assignment shall have its Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment. Upon the effectiveness of any such assignment the Borrower shall execute new Notes payable to the Assignor and Assignee in the amount of their new Commitments.

       Section 12.19. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of any Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrowers to that Bank or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

       Section 12.20. Terms of Collateral Documents not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

       Section 12.21. PERSONAL JURISDICTION.

       (a) NON-EXCLUSIVE JURISDICTION. THE BORROWERS HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF AN ILLINOIS STATE COURT SITTING IN THE CITY OF CHICAGO

FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       (b) OTHER JURISDICTION. THE BORROWERS AGREE THAT THE AGENT AND EACH OF THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR ITS PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION TO ENABLE THE Agent OR ANY LENDER TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY LENDER. THE BORROWERS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY proceeding BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE AGENT OR ANY LENDER TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY LENDER. THE BORROWERS WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

       SECTION 12.22. WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND EACH LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT OR ANY LENDER AND THE BORROWERS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       SECTION 12.23. ADVICE OF COUNSEL. THE BORROWERS REPRESENT TO THE AGENT AND EACH LENDER THAT IT HAS DISCUSSED THIS AGREEMENT WITH ITS LAWYERS.

       Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

       Dated as of January 29, 1999.

                                       BADGER PAPER MILLS, INC.


                                       By /s/
                                          Name_____________________________
                                          Title____________________________


                                       BADGER PAPER MILLS FLEXIBLE PACKAGING
                                          DIVISION, INC. (formerly known as
                                          PLASTECHS, INC.)


                                       By /s/
                                         Name_____________________________
                                         Title____________________________

       Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

Amount and Percentage of Commitment:

         $12,000,000                   HARRIS TRUST AND SAVINGS BANK
            (100%)

                                       By /s/
                                       Its Vice President

                                           111 West Monroe Street
                                           Chicago, Illinois  60690
                                           Attention:  ____________________

                                           LIBOR Funding Office:
                                           Nassau Branch
                                           c/o 111 West Monroe Street
                                           Chicago, Illinois  60690

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
$------------------------------------                       ------------, -----

       On the Termination Date, for value received, the undersigned, _____________________, a _________________ corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank, as Agent in Chicago, Illinois, the principal sum of (i) ______________________ Dollars ($_________),
or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all loans owing from the Borrower to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

       This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Amended and Restated Credit Agreement dated as of _______________, 1999 by and among the Borrower, Harris Trust and Savings Bank, as Agent and others (the "Credit
Agreement") made and to be made to the Borrower by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Borrower hereby promises to pay interest at the office specified above on each loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

       Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Borrower against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note and the status of each Loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

       This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain Security Agreements, Mortgages, Deed of Trust and other instruments and documents from the Borrower, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other notes thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an event of default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

       This Note is issued in substitution for and in replacement of that certain Revolving Credit Note dated as of June 30, 1993, issued by the Borrower in favor of the Lender in the face principal amount of $_____________.

       This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

       All amounts payable under the terms of the Note shall be payable with collection costs, including attorney's fees, and without relief from valuation and appraisement laws.

       The Borrower and any endorsers severally hereby waive demand, presentment for payment and notice of nonpayment of this Note and each of them hereby consents to any renewals or extensions of the time of payment of this Note without notice.

                                          --------------------------------------


                                          By
                                          Its___________________________________

                                    EXHIBIT B

                                THE SUBSIDIARIES


                                       JURISDICTION OF
NAME                                    INCORPORATION              PERCENTAGE
                                                                    OWNERSHIP

Badger Paper Mills Flexible               Wisconsin                   100%
    Packaging Division, Inc.

Peshtigo Power L.L.C.                     Wisconsin                   100%

                                    EXHIBIT C

                                 FORM OF OPINION

                              _______________, 1999


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

Gentlemen:

       We have served as counsel to Badger Paper Mills, Inc., a Wisconsin corporation ("Badger") and Badger Paper Mills Flexible Packaging Division, Inc., a Wisconsin corporation (formerly known as PlasTechs, Inc., a Wisconsin corporation) ("PlasTechs") (collectively, Badger and PlasTechs are hereinafter sometimes referred to as the "Borrowers" and individually each is sometimes referred to as a "Borrower"), in connection with the credit facilities being made available by you (the "Lenders") to the Borrowers. As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the instruments and documents identified on Exhibit A to this letter (collectively the "Loan Documents", individual Loan Documents and other capitalized terms used below being hereinafter referred to by the designations appearing on Exhibit A). As counsel to the Borrowers, we are familiar with the articles of incorporation, charter, by-laws and any other agreements under which each of the Borrowers is organized. We have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

       Based upon the foregoing and upon our examination of the articles of incorporation, charter and by-laws of each of the Borrowers, we are of the opinion that:

       1. Badger is validly existing as a corporation in good standing under the laws of the State of Wisconsin; and PlasTechs is validly existing as a corporation in good standing under the laws of the State of Wisconsin. Each of the Borrowers has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as contemplated in the Credit Agreement. Each Borrower is duly licensed or qualified and in good standing in each jurisdiction where any of the property subject to the lien of the Collateral Documents is located or where a lien thereon is required to be perfected or enforced, or where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or assets of such Borrower.

       2. Each Borrower has full right, power and authority to borrow from you, to mortgage, pledge, assign and otherwise encumber its assets and properties as collateral security for such borrowings, to execute and deliver the Loan Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Loan

Documents executed by the Borrowers do not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the articles of incorporation, charter or by-laws of the Borrowers (there being no other agreements under which the Borrowers are organized) or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Borrowers or any of their respective properties or assets.

       3. The Loan Documents executed by each of the Borrowers have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the proper officers of each of the Borrowers and constitute valid and binding agreements of each of the Borrowers enforceable against each of them in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal or equitable principles affecting or limiting the enforcement of creditors' rights generally.

       4. The Collateral Documents are adequate to create and provide for the liens and security interests contemplated thereby for the benefit and security of all the indebtedness secured thereby. The foregoing opinion assumes that the Badger Mortgage and the PlasTechs Mortgage and appropriate financing statements have been duly filed in the proper public offices. We express no opinion herein with respect to the priority of the liens and security interest created by the Collateral Documents over the rights of other creditors of the respective Borrowers. However, in the course of our representations of the Borrowers, no fact has come to our attention which would indicate that any other creditors would have priority over the liens and security interests created by the Collateral Documents.

       5. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal (except for such of the foregoing which have already been obtained), is or will be required in connection with the lawful execution and delivery of the Loan Documents or the observance and performance by the Borrowers of any of the terms thereof.

       6. To the best of our knowledge after due inquiry and except as set forth in the Credit Agreement, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting any of the Borrowers or any of their respective assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of such Borrower or in the value of the collateral security for the Lenders' loans and other credit accommodations to the Borrowers.

       In rendering the opinions expressed above, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for these opinions. We have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for our examination.

       Our opinions expressed above are limited to the laws of the State of Wisconsin, the corporate laws of the State of Delaware and the federal laws of the United States of America. In expressing our opinion as to the validity and enforceability of those Loan Documents governed by the laws of the State of Illinois, we have assumed that the laws of the State of Illinois do not differ in any respect material to our opinion from the laws of the State of Wisconsin.

                                                  Respectfully submitted,

                                    Exhibit A

                               THE LOAN DOCUMENTS

         (All Loan Documents are dated as of January 29, 1999. Harris Trust and Savings Bank is referred to below as the "Agent".)

       1.     Amended  and  Restated   Credit   Agreement  by  and  between  the
              Borrowers, the Lenders and the Agent (the "Credit Agreement").

       2. Revolving Credit Note of Badger payable to the order of Harris Trust and Savings Bank in the principal amount of $12,000,000.

       3. Revolving Credit Note of PlasTechs payable to the order of Harris Trust and Savings Bank in the principal amount of $12,000,000.

       4. Security Agreement from Badger to the Agent (the "Badger Security Agreement").

       5. Security Agreement from PlasTechs to the Agent (the "PlasTechs Security Agreement").

       6. Security Agreement Re: Investment Account from Badger to the Agent (the "Badger Investment Security Agreement") (the Badger Security Agreement, the Badger Security Agreement, the PlasTechs Security Agreement and the Badger Investment Security Agreement being hereinafter collectively referred to as the "Security Agreements").

       7. Mortgage and Security Agreement with Assignment of Rents relating to property in Oconto County, Wisconsin from PlasTechs to the Agent (the "Oconto Mortgage").

       8. The Security Agreements and the Oconto Mortgage being hereinafter collectively referred to as the "Collateral Documents").

                                    EXHIBIT D


                            BADGER PAPER MILLS, INC.

                             COMPLIANCE CERTIFICATE


                        FOR THE PERIOD ENDING __________


To:      Harris Trust and Savings Bank
         as Agent under, and the Lenders
         party to the Credit Agreement
         described below

       This Compliance Certificate is furnished to the Lenders pursuant to the requirements of Section 7.5 of the Credit Agreement dated as of January 29, 1999, by and among Badger Paper Mills, Inc. ("Badger") Badger Paper Mills Flexible Packaging Division, Inc., Harris Trust and Savings Bank as agent thereunder (the "Agent") and the Lenders named therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1. I am the duly elected ______________ of the Badger;

       2. We have reviewed the terms of the Credit Agreement and we have made, or have caused to be made under our supervision, a detailed review of the transactions and conditions of Badger and the Subsidiaries during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

       3. The examinations described in paragraph 2 did not disclose, and we have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default at any time during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth immediately below;

       4.  The  financial  statements  required  by  Section  7.5 of the  Credit
Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the dates and for the periods covered thereby; and

       5. Schedule I attached hereto sets forth financial data and computations evidencing Badger's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Badger has taken, is taking, or proposes to take with respect to each such condition or event:

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       The foregoing certifications, together with the computations set forth in
Schedule I attached hereto and the financial statements furnished concurrently with this Certificate in support hereof, are made and delivered as of this ______ day of _______________, 19___.


                                  ----------------------------------------------
                                  Title for Badger:


                                  ----------------------------------------------
                                            (Type or Print Name)

                                      D-2